Exhibit 99.2

DCX SAS (DCX)
Calle 86 # 10-88 (401-B), Bogotá, Colombia
Acuerdo Privado

Bogotá, agosto 28, 2013

Mr. Antony Ives
Heavy Earth Resources Inc (HEVI)
Deep Core Barbados Inc (DCBI)
a.ives@heavyearthresources.com
625 Second Street, Suite 280
San Francisco, CA 94107

DCX se permite reconfirmar que en virtud del SPA firmado entre HEVI, y Black Energy Oil & Gas Corp, el 19 de agosto de 2013, HEVI, o su filial DCBI, ha obtenido una participación del quince por ciento (15%) del Contrato E&E Morichito (Bloque Morichito), ubicado en Los Llanos Orientales de Colombia.

La participación de HEVI se regirá inicialmente, según la ley colombiana, y hasta cuando no exista un acuerdo separado para HEVI, por lo establecido en el “Morichito Agreements” tal como se describe en los antecedentes, literal “h”, del SPA arriba mencionado.

Por lo tanto, este Acuerdo Privado, deja en firme la participación de un 15% de HEVI en el Bloque Morichito, tal como se estableció en el SPA arriba mencionado, en especial en lo relacionado en sus cláusulas 2, 4 y 5.

DCX esta dispuesto a elaborar, bajo solicitud de HEVI, los documentos necesarios para formalizar el 15% de su participación cuando HEVI lo considere conveniente.

Atentamente,

DCX SAS

/s/ Nhora Helena Sterling Osorio
Nhora Helena Sterling Osorio	Aceptado por:	Heavy Earth Resources, Inc.
C.C. 31.978.035		Deep Core (Barbados) Inc.
Representante Legal		By: /s/ Anthony J. Ives
Anthony J. Ives